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                                SCHEDULE 14A
                               (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       QUICKTURN DESIGN SYSTEMS, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       [LOGO OF QUICKTURN APPEARS HERE]

                                                               September 4, 1998

Dear Stockholder:

     I am writing to you about an urgent matter concerning the future of your investment in Quickturn Design Systems, Inc.

     You may have received, or will likely soon receive, a communication from Mentor Graphics Corporation attempting to solicit from you agent designations in an attempt to call a special meeting of stockholders of Quickturn as a first step in the implementation of their inadequate $12.125 per share tender offer. Your Board of Directors will soon send to you a full package of its own solicitation materials. We strongly recommend that you wait until receiving these materials before doing anything. This package will also provide you with the opportunity to reconsider any agent designation card you may have sent to Mentor. After careful consideration of the Mentor offer, your Board of Directors has determined that the Mentor offer is inadequate and not in the best interests of the Company's stockholders, that the Mentor offer does not fully reflect the long-term value of the Company, and that stockholder interests would be better served by the Company continuing to pursue its business plan.

                      THERE IS ABSOLUTELY NO NEED FOR YOU
                        TO TAKE ANY ACTION AT THIS TIME

     Mentor's rush to seek your agent designation to call a special meeting is nothing more than a pressure tactic to carry out its opportunistic, hostile takeover of Quickturn.

           DO NOT BE STAMPEDED BY MENTOR'S ATTEMPT TO SOLICIT YOUR
               VOTE BEFORE YOU HEAR FROM YOUR BOARD OF DIRECTORS

     Again, we urge stockholders not to take any action until you have received our materials, and not to execute any GREEN Mentor agent designation at this time. If you have any questions about this process or need further assistance, please contact our proxy solicitor:

                                MORROW & CO., AT
                          1 (800) 566-9061 (TOLL-FREE)

     We have every confidence in our Company's future and wish to reaffirm our determination that you, our stockholders, be given every opportunity to participate fully in that future. Your Board of Directors and I greatly appreciate your continued support and encouragement.

                              Very truly yours,

                              /s/ KEITH R. LOBO
                              Keith R. Lobo
                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The following is a list of the names and stock holdings of individuals who may be deemed to be "participants" in the solicitation of proxies or revocation of agent designations by Quickturn Design Systems, Inc. in opposition to Mentor Graphics's solicitation of agent designations to call a special meeting of stockholders (information with respect to stockholdings includes common stock and stock issuable pursuant to options exercisable within 60 days): Richard C. Alberding (17,500); Glen M. Antle (325,782); Michael R. D'Amour (40,971); William A. Hasler (3,667); Dr. Yen-Son (Paul) Huang (354,550), Charles D. Kissner (1,667); Dr. David K. Lam (10,417); Keith R. Lobo (438,750); Michael Ferguson (none); Jeffrey K. Jordan (1,134), Donald J. McInnis (369,051); Raymond
K. Ostby (102,767); Dugald H. Stewart (7,390); Christopher J. Tice (22,802); Tung-sun Tung (34,665); Naeem Zafar (34,713).